UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

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FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): May 8, 2009
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Procera Networks, Inc.
(Exact name of Registrant as specified in its charter)

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Nevada	000-49862	33-0974674
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

100 Cooper Court, Los Gatos, CA	95032
(Address of principal executive offices)	(Zip Code)

(408) 354-7200
(Registrant’s telephone number, including area code)
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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.  Entry into a Material Definitive Agreement.

On May 4, 2009, Procera Networks, Inc., a Nevada corporation (the "Company"), entered into subscription agreements and note purchase agreements with certain institutional and accredited investors related to a private placement of the Company’s common stock, convertible promissory notes and promissory notes.  The private placement included the sale of an aggregate of 4,587,000 shares of the Company’s restricted common stock, which were sold at $0.40 per share, for a total of $1,835,000.  The private placement also included the issuance of a principal amount of $1,860,000 of convertible promissory notes.  Such notes are subject to a 10% per annum interest rate and will automatically be converted into shares of restricted common stock at a per-share conversion price of $0.40 on the day that the Company completes the sale of the restricted common stock  described above.  The private placement also included the issuance of $500,000 of nonconvertible debt.  Such nonconvertible debt is subject to a 10% per annum interest rate and must be repaid together with all unpaid accrued interest on April 30, 2010.

Pending approval of the listing of additional shares by the NYSE Amex Equities, the Company expects to complete the sale of the restricted common stock and the conversion of the convertible promissory notes by approximately May 29, 2009.  The Company expects to realize net proceeds of approximately $4.0 million after deducting fees payable to the placement agents and other transaction expenses payable by the Company in the private placement.  The Company agreed to pay certain placement agents fees amounting to $192,510 and to issue such placement agents warrants exercisable for an aggregate of approximately 208,875 shares at an exercise price of $0.40 per share in connection with the private placement.

The foregoing description which summarizes the material terms of the subscription agreement and note purchase agreements does not purport to be a complete statement of the rights and obligations of any party to such agreements and the transactions contemplated thereby or a complete explanation of the material terms thereof.  Please read the full forms of subscription agreement and note purchase agreements attached as Exhibits 10.1, 10.2 and 10.3 to this Current Report on Form 8-K.

Item 3.02.  Unregistered Sale of Equity Securities.

The disclosures in Item 1.01 are incorporated in this Item 3.02 by reference.

The foregoing issuances of shares in connection with the private placement have not been registered under the Securities Act of 1933, as amended, or applicable state securities laws and may not be offered or sold in the United States absent registration under the Securities Act and applicable state securities laws or an applicable exemption from registration requirements.  For these issuances, the Company relied on the exemption provided by Section 4(2) of the Securities Act of 1933, as amended as the issuances did not involve any public offering.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

10.1	Form of Subscription Agreement.

10.2	Form of Note Purchase Agreement (Convertible Promissory Note)

10.3	Form of Note Purchase Agreement (Nonconvertible Promissory Note)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Procera Networks, Inc.
(Registrant)

Date: May 8, 2009	By:	/s/ James F. Brear
		Name:	James F. Brear
		Title:	Chief Executive Officer and Interim Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description
10.1	Form of Subscription Agreement.
10.2	Form of Note Purchase Agreement (Convertible Promissory Note)
10.3	Form of Note Purchase Agreement (Nonconvertible Promissory Note)